Exhibit 99.1

UniTek Global Services, Inc. Receives Nasdaq Notification Regarding Late Form 10-Q Filing

BLUE BELL, PA, August 26, 2013 — UniTek Global Services, Inc. (“UniTek” or the “Company”) (Nasdaq: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, transportation, public safety and satellite television industries, today provided an update regarding the status of its compliance with NASDAQ Listing Rules.

On August 19, 2013, the Company received an additional letter from the NASDAQ Stock Market notifying the Company that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended June 29, 2013 (the “Second Quarter Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic financial reports with the SEC.

As previously disclosed, on April 16, 2013, UniTek received a letter from the NASDAQ Stock Market (“NASDAQ”) stating that the Company was not in compliance with the continued listing requirements of NASDAQ Listing Rule 5250(c)(1) (“Rule 5250(c)(1)”) because the Company did not timely file its Annual Report on Form 10-K for the year ended December 31, 2012 with the SEC.    The Company subsequently submitted to NASDAQ a plan to regain compliance with Rule 5250(c)(1), and on May 14, 2013, NASDAQ notified the Company that NASDAQ had determined to grant the Company an exception, through October 14, 2013, to regain compliance with the rule.  Additionally, on May 20, 2013, the Company received a letter from NASDAQ stating that the Company also failed to comply with Rule 5250(c)(1) because it did not file its Quarterly Report on Form 10-Q for the quarter ended March 30, 2013 (the “First Quarter Form 10-Q”) in a timely manner. UniTek submitted an updated plan to NASDAQ to regain compliance with Rule 5250(c)(1) (the “Compliance Plan”), and was advised that the Company has also been afforded an exception until October 14, 2013 to file the First Quarter Form 10-Q.

UniTek filed its 2012 Annual Report on Form 10-K on August 12, 2013.

UniTek intends to submit an additional update by September 3, 2013 regarding its plans to regain compliance with Rule 5250(c)(1) by, among other things, filing the Second Quarter Form 10-Q before the October 14, 2013 exception deadline that was already granted for the filing of the 2012 Annual Report on Form 10-K and the First Quarter Form 10-Q.

These notifications of non-compliance do not have an immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Global Market.

About UniTek Global Services

UniTek Global Services is a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 200 customers. www.unitekglobalservices.com.

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the Company’s current and future relationships with its customers, including DIRECTV, the Company’s plans to file historical financial results, the Company’s growth objectives, and developments relating to management’s preparation of the Company’s submission of a further update to the compliance plan and its ability to file the First Quarter Form 10-Q and the Second Quarter Form 10-Q by October 14, 2013. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to address issues arising from previously disclosed accounting-related matters, operating performance, general financial, economic, and political conditions affecting the Company’s business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers, developments relating to management’s preparation of the First Quarter Form 10-Q and the Second Quarter Form 10-Q, including, without limitation, the progress of the Company’s ongoing process to identify and engage an audit firm to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013, and other risks contained in reports filed by the Company with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2011. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aspire,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Contact Info:

The Piacente Group | Investor Relations

Lee Roth

(212) 481-2050

unitek@tpg-ir.com